Exhibit 10.12  Scientific Advisory Board Agreement with Jason Moore

                              Contract to Serve on
                      GenoMed's Scientific Advisory Board

Date: 1/16/02

By my signature below I agree to serve as a member of the Scientific Advisory
Board (SAB) of GenoMed, LLC; (the "Company").

I understand and agree that my commitment to the Company is limited to the following items:

     a. From time to time, to provide advice, consultation or assistance via telephone conversation, email or FAX.

     b. To provide GenoMed with my curriculum vitae, of which a brief summary, subject to my final editorial consent, will be included on GenoMed's website (at
www.genomedics.com).

     I understand and agree that I will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any information that is proprietary to the Company. I will protect such information and treat it as strictly confidential.

     I understand that, as a member of the Company's Scientific Advisory Board,
I may be invited by the Company to participate in additional projects, such as helping to explain the company's scientific approach to various funding entities such as venture capital firms, or to analyze the company's scientific data, but that these additional projects will be negotiated on a case by case basis, and that I am in no way obligated to perform such duties by the current contract.

     I understand and agree that the Scientific Advisory Board Contract will be a five (5) year agreement, but that it can be terminated on 30 days' written notice by either party for any reason whatsoever. The compensation for my services will be paid by the Company as follows:

1. 50,000 1-year restricted common shares of the Company payable upon signing this Contract.

2. 50,000 1-year restricted common shares of the Company payable upon the first anniversary from the date of this Contract.

3. 100,000 1-year restricted common shares of the Company payable upon the second anniversary from the date of this Contract.

4. 100,000 1-year restricted common shares of the Company payable upon the third anniversary from the date of this Contract.

5. 100,000 1-year restricted common shares of the Company payable upon the fourth anniversary from the date of this Contract.

6. 100,000 1-year restricted common shares of the Company payable upon the fifth anniversary from the date of this Contract.

Signed:/s/ Jason Moore                       Date 1/16/02

For GenoMed, LLC:
Signed:/s/ David W. Moskowitz                Date 1/16/02